UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 13, 2023

THE BRINK’S COMPANY
(Exact name of registrant as specified in its charter)

Virginia	001-09148	54-1317776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1801 Bayberry Court
P. O. Box 18100
Richmond, VA 23226-8100
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (804) 289-9600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	BCO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule
405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Post-Retirement Arrangements with Douglas A. Pertz
As previously disclosed, on May 5, 2023, Douglas A. Pertz retired as Executive Chairman of the Board of Directors (the “Board”) of The Brink’s Company (the “Company”). In connection with his retirement, on July 17, 2023, the Company, through one of its subsidiaries, entered into a consulting agreement with Mr. Pertz (the “Consulting Agreement”), pursuant to which Mr. Pertz will provide certain consulting services to the Company, as specifically assigned by the Company’s Chief Executive Officer, for a twelve-month term through May 7, 2024. Subject to compliance by Mr. Pertz with the Consulting Agreement, including confidentiality obligations, Mr. Pertz will receive payment of an aggregate amount in cash equal to $1,262,500, payable in equal installments.
The foregoing description of the Consulting Agreement is only a summary and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, also in connection with his retirement, on July 13, 2023, the Board’s Compensation and Human Capital Committee (the “Committee”) approved the eligibility for Mr. Pertz to receive a cash payment in lieu of a prorated annual cash incentive award under the Company’s Brink’s Incentive Plan (the “BIP”), with a target of 100% of Mr. Pertz’s 2023 annualized salary. The amount of this payment will be determined based on results versus the performance goals for the BIP approved by the Committee in February 2023, for the period January 1, 2023 through his retirement on May 5, 2023, payable in the first quarter of 2024.
Post-Retirement Arrangement with Ronald J. Domanico
As previously disclosed, on August 24, 2022, Ronald J. Domanico stepped down as Executive Vice President and Chief Financial Officer of the Company. Mr. Domanico remained employed by the Company until June 30, 2023, at which time he retired from the Company. In connection with his retirement, on July 13, 2023, the Committee approved the eligibility for Mr. Domanico to receive a cash payment in lieu of a prorated annual cash incentive award under the BIP, with a target of 90% of Mr. Domanico’s 2023 annualized salary. The amount of this payment will be determined based on results versus the performance goals for the BIP approved by the Committee in February 2023, for the period January 1, 2023 through his retirement on June 30, 2023, payable in the first quarter of 2024.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1	Consulting Agreement by and between Brink's Incorporated and Douglas A. Pertz, dated July 17, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BRINK’S COMPANY (Registrant)

Date: July 19, 2023	By:	/s/ Kurt B. McMaken
Kurt B. McMaken
Executive Vice President and Chief Financial Officer